                                                                  EXHIBIT 10.1

                                                                     EXECUTION



==============================================================================



                           PURCHASE AND SALE AGREEMENT


                            Dated as of June 19, 2000


                                      among


                             LENNOX INDUSTRIES INC.
                                  as a Seller,


                                 HEATCRAFT INC.
                                  as a Seller,


                                       and


                                   LPAC CORP.
                                as the Purchaser



==============================================================================

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I  AGREEMENT TO SELL......................................................................................3

SECTION 1.2 TIMING OF PURCHASES...................................................................................4
SECTION 1.3 CONSIDERATION FOR PURCHASES...........................................................................5
SECTION 1.4 SALE TERMINATION DATE.................................................................................5

ARTICLE II  CALCULATION OF PURCHASE PRICE.........................................................................5

SECTION 2.1 CALCULATION OF PURCHASE PRICE.........................................................................5

ARTICLE III  PAYMENT OF PURCHASE PRICE............................................................................7

SECTION 3.1 INITIAL PURCHASE PRICE PAYMENT........................................................................7
SECTION 3.2 SUBSEQUENT PURCHASE PRICE PAYMENTS....................................................................7
SECTION 3.3 SETTLEMENT AS TO SPECIFIC RECEIVABLES.................................................................8
SECTION 3.4 SETTLEMENT AS TO DILUTION.............................................................................9
SECTION 3.5 RECONVEYANCE OF RECEIVABLES...........................................................................9

ARTICLE IV  CONDITIONS OF PURCHASES..............................................................................10

SECTION 4.1 CONDITIONS PRECEDENT TO INITIAL PURCHASE.............................................................10
SECTION 4.2 CERTIFICATION AS TO REPRESENTATIONS AND WARRANTIES...................................................11

ARTICLE V  REPRESENTATIONS AND WARRANTIES........................................................................11

SECTION 5.1 REPRESENTATIONS OF THE SELLERS.......................................................................11

ARTICLE VI  COVENANTS OF THE SELLERS.............................................................................15

SECTION 6.1 AFFIRMATIVE COVENANTS................................................................................15
SECTION 6.2 REPORTING REQUIREMENTS...............................................................................16
SECTION 6.3 NEGATIVE COVENANTS...................................................................................17

ARTICLE VII  ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE RECEIVABLES.....................................17

SECTION 7.1 RIGHTS OF THE COMPANY................................................................................17
SECTION 7.2 RESPONSIBILITIES OF THE SELLERS......................................................................17
SECTION 7.3 FURTHER ACTION EVIDENCING PURCHASES..................................................................18

ARTICLE VIII  INDEMNIFICATION....................................................................................19

SECTION 8.1 INDEMNITIES BY THE SELLERS...........................................................................19

ARTICLE IX  ADDITION OF ARMSTRONG................................................................................21

SECTION 9.1 ADDITION OF ARMSTRONG................................................................................21
SECTION 9.2 CONDITIONS PRECEDENT TO THE ADDITION OF ARMSTRONG....................................................21

ARTICLE X........................................................................................................23

MISCELLANEOUS....................................................................................................23

SECTION 10.1 AMENDMENTS, ETC.....................................................................................23
SECTION 10.2 NOTICES, ETC........................................................................................23
SECTION 10.3 NO WAIVER; CUMULATIVE REMEDIES......................................................................24
SECTION 10.4 BINDING EFFECT; ASSIGNABILITY.......................................................................24
SECTION 10.5 GOVERNING LAW.......................................................................................24
SECTION 10.6 COSTS, EXPENSES AND TAXES...........................................................................24
SECTION 10.7 SUBMISSION TO JURISDICTION..........................................................................25
SECTION 10.8 WAIVER OF JURY TRIAL................................................................................25
SECTION 10.9 CAPTIONS AND CROSS REFERENCES; INCORPORATION BY REFERENCE...........................................25
SECTION 10.10 EXECUTION IN COUNTERPARTS..........................................................................26
SECTION 10.11 ACKNOWLEDGMENT AND AGREEMENT.......................................................................26
SECTION 10.12 NO PROCEEDINGS.....................................................................................26


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


EXHIBITS
--------

Exhibit A         Form of Purchase Report
Exhibit B         Form of the Initial Seller Note
Exhibit C         Office Locations
Exhibit D         Form of Additional Seller Supplement
Exhibit A-1       Form of Lockbox Agreement


SCHEDULES
---------

Schedule 5.1(n)      Trade Names
Schedule 10.2        Notice Addresses

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (as amended, supplemented or modified from time to time, this "Agreement"), dated as of June 19, 2000, is among LENNOX INDUSTRIES INC., an Iowa corporation ("Lennox"), HEATCRAFT INC., a Mississippi corporation ("Heatcraft"), as sellers (each of Lennox and Heatcraft being a "Seller" and collectively, the "Sellers") and LPAC CORP., a Delaware corporation (the "Company"), as purchaser.


                                   DEFINITIONS

         Unless otherwise indicated, certain terms that are capitalized and used throughout this Agreement are defined in Appendix A to the Receivables Purchase Agreement of even-date herewith (as amended, supplemented or otherwise modified from time to time, (the "Receivables Purchase Agreement"), among the Company, as seller, Lennox, as master servicer, Blue Ridge Asset Funding Corporation, as purchaser ("Purchaser"), and Wachovia Bank, N.A., as administrative agent for Purchaser (the "Administrative Agent"). The following terms have the respective meanings indicated below:

Armstrong: Armstrong Air Conditioning Inc., an Ohio corporation.

Armstrong Commencement Date:  As defined in Section 9.2.

Available Funds:  As defined in Section 3.2 hereof.

Contributed Receivables:  As defined in Section 1.2(b) hereof.

Deemed Collection: Amounts payable by the Sellers pursuant to Section 3.3 or 3.4.

Ineligible Receivable:  As defined in Section 3.3 hereof.

Initial Closing Date:  As defined in Section 1.2 hereof.

Initial Contributed Receivables:  As defined in Section 1.1(b).

Initial Cut-Off Date: The Business Day immediately preceding the Initial Closing Date.

Initial Seller Note:  As defined in Section 3.1 hereof.

Lockbox Accounts: One or more lockbox accounts held in Lockbox Banks for receiving Collections from Pool Receivables.

Purchase Price:  As defined in Section 2.1 hereof.

Purchase Report:  As defined in Section 2.1 hereof.

Related Rights:  As defined in Section 1.1(a) hereof.

Sale Indemnified Amounts:  As defined in Section 8.1 hereof.

Sale Indemnified Party:  As defined in Section 8.1 hereof.

Sale Termination Date:  As defined in Section 1.4 hereof.

Seller Material Adverse Effect:  With respect to any event or circumstance:

                  (i) an effect on the assets, business, financial condition or operations of any Seller and its Subsidiaries, taken as a whole, which could reasonably be expected to make a material adverse effect on the creditworthiness of such Seller;

                  (ii) a material adverse effect on the ability of any Seller to perform its obligations under this Agreement or any other Transaction Document to which such Seller is a party;

                  (iii) a material adverse effect on the validity or enforceability as against any Seller of this Agreement or any other Transaction Document to which such Seller is a party;

                  (iv) a material adverse effect on the status, existence, perfection, priority or enforceability of the Company's interest in the Receivables Pool and the Related Rights; or

                  (v) a material adverse effect on the validity, enforceability or collectibility of a material portion of the Receivables Pool.

Servicer:  As defined in Section 7.2(d).

                                   Background

         1. The Company is a limited purpose corporation, all of the issued and outstanding shares of capital stock of which are wholly-owned by the Sellers, Heatcraft Technologies and Armstrong.

         2. The Sellers are concurrently with the initial sale hereunder transferring certain Receivables and Related Rights to the Company as part of the capitalization of the Company.

         3. The Sellers wish to sell Receivables and Related Rights to the Company, and the Company is willing, on the terms and subject to the conditions set forth herein, to purchase Receivables and Related Rights from the Sellers.


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


         4. The Company intends to sell to Purchaser from time to time undivided interests in the Receivables and Related Rights pursuant to the Receivables Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                AGREEMENT TO SELL

         SECTION 1.1       SALES AND CONTRIBUTIONS.

         (a) Agreement to Sell. On the terms and subject to the conditions set forth in this Agreement (including Article V), and in consideration of the Purchase Price, from the Initial Closing Date until the Sale Termination Date, each Seller agrees to sell, assign and transfer, and does hereby sell, assign and transfer to the Company, and the Company agrees to purchase, and does hereby purchase from such Seller, all of such Seller's right, title and interest in and to:

                  (i) each Receivable (other than Initial Contributed Receivables) of such Seller that existed and was owing to such Seller as of the close of such Seller's business on the Initial Cut-Off Date;

                  (ii) each Receivable (other than Contributed Receivables) created or originated by such Seller from the close of such Seller's business on the Initial Cut-Off Date, to and including the Sale Termination Date;

                  (iii) all rights to, but not the obligations under, all related Contracts and all Related Security;

                  (iv) all monies due or to become due with respect to the foregoing;

                  (v) all books and records related to any of the foregoing;

                  (vi) all Lockbox Accounts, all amounts on deposit therein and all related agreements between such Seller and a Lockbox Bank, in each case to the extent constituting or representing items described in paragraph (vii) below; and

                  (vii) all Collections in respect of, and other proceeds of, Receivables or any other of the foregoing (as defined in the UCC) received on or after the Initial Cut-Off Date including, without limitation, all funds which either are received by such Seller, the Company or the Master Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including without limitation, insurance payments, if any, that such Seller, or the Master

         Servicer (if other than Lennox) applies in the ordinary course of its business to amounts owed in respect of any Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon).

All purchases and capital contributions hereunder shall be made without recourse, but shall be made pursuant to and in reliance upon the representations, warranties and covenants of each Seller, in its capacity as seller, set forth in each Transaction Document. The proceeds and rights described in subsections (iii) through (vii) of this Section 1.1(a) are herein collectively called the "Related Rights".

         (b) Agreement to Contribute. In consideration of certain common and preferred stock of the Company issued to the Sellers, the Sellers agree to contribute, and do hereby contribute to the Company, and the Company agrees to accept, and does hereby accept, from the Sellers, all of such Seller's right, title and interest in and to (i) on the Initial Closing Date, certain Receivables, and the Related Rights with respect thereto, existing on the Initial Cut-Off Date, (the "Initial Contributed Receivables") and (ii) thereafter, all other Contributed Receivables.

         (c) Absolute Transfer. It is the intention of the parties hereto that the conveyance of the Receivables and Related Rights by each Seller to the Company as provided in this Section 1.1 be, and be construed as, an absolute sale, without recourse, of such Receivables and Related Rights by such Seller to the Company. Furthermore, it is not intended that such conveyance be deemed a pledge of such Receivables and Related Rights by such Seller to the Company to secure a debt or other obligation of such Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 1.1 is determined to be a transfer for security, then this Agreement shall also be deemed to be a "security agreement" within the meaning of Article 9 of the UCC and such Seller hereby grants to the Company a "security interest" within the meaning of Article 9 of the UCC in all of such Seller's right, title and interest in and to such Receivables and Related Rights, now existing and hereafter created, to secure a loan in an amount equal to the aggregate Purchase Prices therefor and each of such Seller's other payment obligations under this Agreement.

         SECTION 1.2       TIMING OF PURCHASES.

         (a) Initial Closing Date Purchases. On the date of the first Purchase under the Receivables Purchase Agreement (the "Initial Closing Date") each Seller shall sell to the Company, and the Company shall purchase, pursuant to
Section 1.1, such Seller's entire right, title and interest in (i) each Receivable (other than the Initial Contributed Receivables) that existed and was owing to such Seller as of the close of such Seller's business on the Initial Cut-Off Date, and (ii) all Related Rights with respect thereto.

         (b) Regular Purchases and Contributions. After the Initial Closing Date, and continuing until the Sale Termination Date, each Receivable described in Section 1.1(a)(ii) hereof, and all the Related Rights with respect thereto, created or originated by a Seller shall be sold or contributed by such Seller to the Company (without any further action) upon the creation or origination of such Receivable. All such Receivables, other than those Receivables indicated on a Purchase Report as having been contributed by the Sellers to the Company (such other Receivables, together with the Initial Contributed Receivables, the "Contributed Receivables"), shall be sold to the Company on such date; all Contributed Receivables shall be contributed by the applicable Sellers to the Company on such date.

         SECTION 1.3       CONSIDERATION FOR PURCHASES.

         On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make all Purchase Price payments to the Sellers in accordance with Article III.

         SECTION 1.4       SALE TERMINATION DATE.

         The "Sale Termination Date" shall be the Funding Termination Date under the Receivables Purchase Agreement.

                                   ARTICLE II

                          CALCULATION OF PURCHASE PRICE

         SECTION 2.1       CALCULATION OF PURCHASE PRICE.

         On each Reporting Date (commencing with the first Reporting Date following the Initial Closing Date), the Master Servicer shall deliver to the Company, the Administrative Agent and the Sellers (if the Servicer is other than Lennox) a report in substantially the form of Exhibit A (each such report being herein called a "Purchase Report") with respect to the Company's purchases of Receivables from the Sellers:

         (a) that arose on or prior to the Initial Cut-Off Date (in the case of the first Purchase Report to be delivered hereunder) and

         (b) that were originated during the Collection Period immediately preceding such Reporting Date (in the case of each successive Purchase Report).

Each Purchase Report shall designate the amount of such Receivables that were Eligible Receivables on the date of origination (or, in the case of Receivables transferred or contributed on the Initial Closing Date, on the Initial Closing
Date).

The purchase price ("Purchase Price") (to be paid to a Seller in accordance with the terms of Article III) for the Receivables and the Related Rights shall be determined in accordance with the following formula:

                  PP         =      AUB  -  (AUB x FMVD)


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


         where:

                   PP  =    Purchase Price (to be paid to such Seller in
                            accordance with the terms of Article III) as calculated on the relevant Reporting Date.

                   AUB = (i) for purposes of calculating the Purchase Price on the Initial Closing Date, the aggregate Unpaid Balance of all Receivables that existed and were owing to such Seller as measured as at the Initial Cut-Off Date, less an amount equal to the sum of the aggregate Unpaid Balance of all Initial Contributed Receivables, and

                            (ii) for purposes of calculating the Purchase Price for Receivables on each Reporting Date thereafter, the aggregate Unpaid Balance of the Receivables described in Section 1.1(a)(ii) that were originated by such Seller during the immediately preceding Collection Period, less an amount equal to the sum of the aggregate Unpaid Balance of all Contributed Receivables, if any, indicated on the related Purchase Report.

                  FMVD = Fair Market Value Discount Factor on the determination date, which is the sum of (a) the Loss Discount, (b) the Cost Discount (in the cases of each of the Loss Discount and the Cost Discount, as calculated on the most recent Reporting Date as set forth in the definitions below), (c) a servicing discount of 1.00% and (d) an additional risk discount of 0.75%.

         "Loss Discount" as measured on the Initial Closing Date or any Reporting Date means the ratio, expressed as a percentage, of (i) the losses (i.e. write-offs to the bad debt reserve or other write-offs consistent with the Credit and Collection Policy, in each case, net of recoveries) recognized for all Pool Receivables during the period equal to twelve (12) successive months ending on the Cut-Off Date immediately preceding the Initial Closing Date or such Reporting Date, as the case may be, divided by (ii) the Collections on all Pool Receivables received during such period.

         "Cost Discount" as measured on the Initial Closing Date or any Reporting Date means a percentage determined in accordance with the following formula:

                  CD = (DSO/360) x CR

         where:

                  CD = the Cost Discount as measured on such monthly Reporting Date;

                 DSO = the Days Sales Outstanding, as set forth in the most recent Purchase Report; and

                  CR =      the Cost Rate as measured on such Reporting Date.

         "Cost Rate" as measured on the Initial Closing Date or any Reporting Date means a per annum percentage rate equal to the sum of (i) the LIBO Rate for the Initial Closing Date or the related Collection Period, as the case may be, plus (ii) 2.0%.

         "LIBO Rate" for the Initial Closing Date or any Collection Period means the offered rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) appearing in The Wall Street Journal for three month LIBOR loans on the Initial Closing Date or the first Business Day of such Collection Period, as the case may be.

                                   ARTICLE III

                            PAYMENT OF PURCHASE PRICE

         SECTION 3.1       INITIAL PURCHASE PRICE PAYMENT.

         On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to each Seller on the Initial Closing Date its respective Purchase Price for the purchase to be made from such Seller with respect to Receivables existing on or prior to the Initial Cut-Off Date (other than the Initial Contributed Receivables) (a) in cash in an amount equal to the amount received by the Company in connection with the first Purchase made pursuant to the Receivables Purchase Agreement and (b) by the issuance of a promissory note in the form of Exhibit B to each Seller ( each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called an "Initial Seller Note" and collectively the "Initial Seller Notes") in the initial principal amount, subject to Section 3.2, equal to the remainder of the Purchase Price owing on the Initial Closing Date after subtracting the amount paid in cash. In the event the Purchase Price payable to any Seller on the Initial Closing Date exceeds the sum of (x) the cash paid by the Company to such Seller, and (y) the initial principal amount of the Initial Seller Note issued to such Seller on the Initial Closing Date, the Company shall issue its preferred stock to such Seller in the amount of the excess.

         SECTION 3.2       SUBSEQUENT PURCHASE PRICE PAYMENTS.

         On each Business Day after the Initial Closing Date until the termination of this Agreement pursuant to Section 10.4 hereof, the Company shall pay to each Seller a portion of the Purchase Price due pursuant to Section 2.1 by depositing into such account as such Seller shall specify immediately available funds from monies then held by or on behalf of the Company solely to the extent that such monies do not constitute Collections that are required to be set aside or segregated and held by the Master Servicer pursuant to the Receivables Purchase Agreement or to be distributed to the Administrative Agent or the Purchaser pursuant to the Receivables Purchase Agreement or required to be paid to the Master Servicer as the Servicer's Fee on the next Settlement Date, or otherwise necessary to pay current expenses of the company (in its reasonable discretion) (such available monies, the "Available Funds") and provided that such Seller has paid all amounts then owing by it hereunder. To the extent that the Available Funds are insufficient to pay the Purchase Price then due in full, the remaining portion of such Purchase Price shall be paid by
(i) increasing the principal amount of the related Initial Seller Note, effective as of the last day of the related Collection Period (provided, however, that the aggregate of the principal amounts outstanding at any time under the Initial Seller Notes may not exceed the lesser of (a) the Threshold Amount and (b) 3% of the Purchase Limit) and/or (ii) by increasing the amount of preferred stock of the Company held by such Seller. To the extent that (a) the amount due pursuant to Section 2.1 with respect to all Receivables created or originated by a Seller that arose during the corresponding Collection Period is exceeded by (b) the amount paid to such Seller during such Collection Period pursuant to the foregoing sentences for such Receivables, such excess shall be paid to or may be retained by the applicable Seller and shall be treated as a reduction in the principal amount of the related Initial Seller Note, effective as of the last day of the related Collection Period; provided, however, that if at any time the unpaid principal amount of any such Initial Seller Note has been reduced to zero, the Company shall pay such excess to such Seller either as a dividend on the preferred stock in the Company held by such Seller or as a redemption of the preferred stock of the Company held by such Seller; provided, further, that if at any time the amount outstanding of such preferred stock has been reduced to zero, such Seller shall not be paid and shall not retain such excess but shall pay or shall cause to be paid to the Company such excess in immediately available funds.

         Each Seller shall make all appropriate record keeping entries with respect to its Initial Seller Note and preferred stock to reflect payments by the Company thereon and each Seller's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on its Initial Seller Note. Each Seller shall return its Initial Seller Note to the Company upon the final payment thereof after the termination of this Agreement pursuant to Section 10.4 hereof.

         SECTION 3.3       SETTLEMENT AS TO SPECIFIC RECEIVABLES.

         If an officer of any Seller obtains knowledge or receives notice from the Company or the Administrative Agent that (a) on the day that any Receivable purchased or contributed hereunder was created or originated by such Seller, (or, in the case of Receivables transferred or contributed on the Initial Closing Date, on the Initial Closing Date) any of the representations or warranties set forth in Section 5.1(k) was not true with respect to such Receivable, or such Receivable was designated as an Eligible Receivable on the related Purchase Report and was not an Eligible Receivable or, (b) on any day any of the representations or warranties set forth in Section 5.1(k) with respect to any Receivable is no longer true with respect to a Receivable (each such Receivable, an "Ineligible Receivable"), then the Purchase Price with respect to Receivables that arose during the same Collection Period in which such knowledge is obtained or notification is received shall be decreased by an amount equal to the Unpaid Balance of such Ineligible Receivable as of the related Settlement Date; provided, however, that if there have been no purchases of Receivables (or insufficiently large purchases of Receivables to create a Purchase Price large enough to so reduce by the amount of such net reduction) from such Seller during such Collection Period, any amount owed by which the Purchase Price payable to such Seller would have been reduced pursuant to the immediately preceding clause of this sentence shall be paid by either (at the option of such Seller, unless the Company will, absent such payment in cash, be unable to meet its obligations under the Receivables Purchase Agreement on the next occurring Settlement Date, in which case such Seller shall make a cash payment on or before such Settlement
Date) a reduction in the principal amount of the related Initial Seller Note (but not below zero and upon payment in full of such Initial Seller Note then as a dividend on the preferred stock in the Company held by such Seller or as a redemption of the preferred stock of the Company held by such Seller) or by payment within two Business Days after the related Reporting Date in cash by such Seller to the Company by payment of same day funds; provided, further, that if the Company receives payment on account of Collections due with respect to such Ineligible Receivable after such Settlement Date, the Company promptly shall deliver such funds to such Seller. The enforcement of the obligations of any Seller set forth in this Section 3.3 shall be the sole remedy of the Company with respect to Ineligible Receivables.

         SECTION 3.4       SETTLEMENT AS TO DILUTION.

         Each Purchase Report shall include, in respect of the Receivables previously contributed or sold by the related Seller (including the Initial Contributed Receivables), a calculation of the aggregate net reduction in the aggregate Unpaid Balance of such Receivables owed by particular Obligors on account of any defective, rejected or returned merchandise or services, any cash discount, any incorrect billings or other adjustments, or setoffs in respect of any claims by the Obligor(s) thereof (whether such claims arise out of the same or a related or unrelated transaction, including without limitation, any setoff or claim arising as a result of any amount at any time owed by any such Seller in connection with any account receivable owed by any such Seller to an Obligor), or any rebate or refund during the most recent Collection Period. The Purchase Price to be paid to such Seller for the Receivables generated during the Collection Period for which such Purchase Report is delivered shall be decreased by the amount of such net reduction; provided, however, that if there have been no purchases of Receivables (or insufficiently large purchases of Receivables to create a Purchase Price large enough to so reduce by the amount of such net reduction) from such Seller during such Collection Period, any amount owed by which the Purchase Price payable to such Seller would have been reduced pursuant to the immediately preceding clause of this sentence shall be paid by either (at the option of such Seller, unless the Company will, absent such payment in cash, be unable to meet its obligations under the Receivables Purchase Agreement on the next occurring Settlement Date, in which case such Seller shall make a cash payment on or before such Settlement Date) a reduction in the principal amount of the related Initial Seller Note (but not below zero and upon payment in full of such Initial Seller Note then as a dividend on the preferred stock in the Company held by such Seller or as a redemption of the preferred stock of the Company held by such Seller) or by payment within two Business Days after the related Reporting Date in cash by such Seller to the Company by payment of same day funds.

         SECTION 3.5       RECONVEYANCE OF RECEIVABLES.

         In the event that any Seller has paid (by effecting a Purchase Price reduction or otherwise) to the Company the full Unpaid Balance of any Receivable pursuant to Section 3.3 or 3.4, the

Company shall reconvey such Receivable and all Related Rights with respect thereto, to such Seller, without recourse, representation or warranty, but free and clear of all liens created by the Company; such reconveyed Receivables and all Related Rights shall no longer be subject to the terms of this Agreement (including any obligation to turn over Collections with respect thereto).

                                   ARTICLE IV

                             CONDITIONS OF PURCHASES

         SECTION 4.1       CONDITIONS PRECEDENT TO INITIAL PURCHASE.

         The initial purchase and contribution hereunder is subject to the condition precedent that the Company shall have received, on or before the Initial Closing Date, the following, each (unless otherwise indicated) dated the Initial Closing Date, and each in form, substance and date reasonably satisfactory to the Company and the Administrative Agent:

         (a) A copy of the resolutions of the Board of Directors of each Seller approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Seller;

         (b) Good standing certificate for each Seller issued as of a recent date by the Secretary of State of such Seller's state of incorporation and state of its principal place of business;

         (c) A certificate of the Secretary or Assistant Secretary of each Seller certifying the names and true signatures of the officers authorized on such Seller's behalf to sign the Transaction Documents to be delivered by it (on which certificate the Company and Master Servicer (if other than Lennox) may conclusively rely until such time as the Company and the Master Servicer shall receive from such Seller a revised certificate meeting the requirements of this subsection (c);

         (d) The articles of incorporation of each Seller, duly certified by the Secretary of State of such Seller's state of incorporation as of a recent date, together with a copy of the by-laws of each Seller, duly certified by the Secretary or an Assistant Secretary of such Seller;

         (e) Copies of the proper financing statements (Form UCC-1) that have been duly executed and name each Seller as the assignor and the Company as the assignee (and Purchaser as assignee of the Company) of the Receivables and the Related Rights sold or contributed by such Seller or other, similar instruments or documents, as may be necessary or, in the Master Servicer's or the Administrative Agent's opinion, desirable under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect the Company's ownership interest in all Receivables and Related Rights in which the ownership interest may be assigned to it hereunder;

         (f) A written search report from a Person satisfactory to the Master Servicer and the Administrative Agent listing all effective financing statements that name any Seller as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to the foregoing subsection (e), together with copies of such financing statements (none of which, except for those described in the foregoing subsection (e) shall cover any Receivable or any Related Right related to any Receivable) which is to be sold to the Company hereunder, and tax and judgment lien search reports from a Person satisfactory to the Master Servicer and the Administrative Agent showing no evidence of such liens filed against any Seller;

         (g) Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company's satisfaction;

         (h) The Initial Seller Notes in favor of each Seller, duly executed by the Company; and

         (i) A certificate from an officer of each Seller to the effect that the Master Servicer and such Seller have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on subsequent, summary master control data processing reports the following legend (or the substantive equivalent thereof): "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO LPAC CORP. PURSUANT TO A PURCHASE AND SALE AGREEMENT, DATED AS OF JUNE 19, 2000, AS AMENDED FROM TIME TO TIME, BETWEEN THE SELLERS AND LPAC CORP.; AND AN OWNERSHIP AND SECURITY INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED AND ASSIGNED TO BLUE RIDGE ASSET FUNDING CORPORATION, PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF JUNE 19, 2000, AMONG LPAC CORP., BLUE RIDGE ASSET FUNDING CORPORATION, LENNOX INDUSTRIES INC. AND WACHOVIA BANK, N.A., AS THE ADMINISTRATIVE AGENT.

         SECTION 4.2       CERTIFICATION AS TO REPRESENTATIONS AND WARRANTIES.

         Each Seller, by accepting the Purchase Price related to each purchase of Receivables (and Related Rights), shall be deemed to have certified that the representations and warranties contained in Article V are true and correct on and as of the day of such purchase, with the same effect as though made on and as of such day.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.1       REPRESENTATIONS OF THE SELLERS.

         In order to induce the Company to enter into this Agreement and to make purchases hereunder, each Seller, in its capacity as seller under this Agreement, hereby makes the representations and warranties set forth in this
Section 5.1.

         (a) Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

         (b) Due Qualification. It is duly licensed or qualified to do business as a foreign corporation in good standing, and has obtained all necessary approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such licensing, qualification or approvals, except where the failure to be so qualified or have such licenses or approvals would not have a Seller Material Adverse Effect.

         (c) Power and Authority; Due Authorization. It has (i) all necessary power, authority and legal right (A) to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party and (B) to generate, own, sell, contribute and assign Receivables on the terms and subject to the conditions herein and therein provided; and (ii) duly authorized such execution and delivery and such sale, contribution and assignment and the performance of such obligations by all necessary corporate action.

         (d) Valid Sale; Binding Obligations. Each sale or contribution of Receivables and Related Rights made by it pursuant to this Agreement shall constitute a valid sale (or contribution, as the case may be), transfer, and assignment thereof to the Company, enforceable against creditors of, and purchasers from, it; and this Agreement constitutes, and each other Transaction Document to be signed by it, when duly executed and delivered, will constitute, a legal, valid, and binding obligation of it, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof or thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (A) its articles of incorporation or by-laws, or (B) any material indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it is bound (including, but not limited to, those agreements or instruments evidencing Material Indebtedness of Lennox International), (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than the Transaction Documents, or (iii) violate any law or any order, rule, or regulation applicable to it of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.

         (f) Proceedings. There is no litigation, investigations or proceeding pending, or to the best of its knowledge, threatened, before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Transaction Document to which it is a party, (ii) seeking to prevent the sale or contribution of Receivables and the Related Rights to the Company or the consummation of any of the other transactions contemplated by any Transaction Document to which it is a party, or (iii) that would have a Seller Material Adverse Effect.

         (g) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (h) Government Approvals. Except for the filing of the UCC financing statements referred to in Article IV, all of which, at the time required in
Article IV, shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for its due execution, delivery and performance of any Transaction Document to which it is a party.

         (i) Financial Condition. On the date hereof it is, and on the date of each transfer of a new Receivable hereunder (both before and after giving effect to such transfer), it shall be solvent.

         (j) Margin Regulations. No use of any funds acquired by it under this Agreement will conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

         (k) Quality of Title.

                  (i) Each Receivable (together with the Related Rights with respect to such Receivable) which is to be sold or contributed to the Company hereunder is or shall be, at the time of such sale or contribution, owned by it, free and clear of any Lien. Whenever the Company makes a purchase or accepts a contribution of a Receivable hereunder, it shall have acquired a valid and perfected ownership interest (free and clear of any Lien, other than a Lien created by or arising through the Company, the Purchaser or the Administrative Agent) in such Receivable and all Collections related thereto, and in its entire right, title and interest in and to the Related Rights with respect thereto.

                  (ii) No effective financing statement or other instrument similar in effect covering any Receivable or any Related Right is on file in any recording office except such as may be filed (1) in favor of it in accordance with the Contracts, (2) in favor of the Company in accordance with this Agreement, (3) in favor of the Purchaser or the Administrative Agent in accordance with the Receivables Purchase Agreement or in connection with any Lien arising solely as the result of any action taken by the Purchaser (or any assignee thereof) or by the Administrative Agent.

         (l) Accuracy of Information. No information heretofore or contemporaneously furnished in writing (and prepared) by it, as seller, to the Company, the Purchaser or the Administrative Agent for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and no other written information hereafter furnished (and prepared) by it, as seller, to the Company, the Purchaser, or the Administrative Agent pursuant to or in connection with any Transaction Document will be, inaccurate in any material respect as of the date it was furnished or (except as otherwise disclosed to the Company at or prior to such time) as of the date as of which such information is dated or certified, or contained or will contain any material misstatement of fact or omitted or will omit to state any material fact necessary to make such information not materially misleading in light of the circumstances presented or the circumstances under which it was made.

         (m) Offices. Its principal place of business and chief executive office is located at the address set forth in Exhibit C, and the offices where it keeps all its books, records and documents evidencing the Receivables, the related Contracts and all other agreements related to such Receivables are located at the address specified in Exhibit C (or at such other locations, notified to the Master Servicer (if other than Lennox), the Company and the Administrative Agent in accordance with Section 6.1(f), in jurisdictions where all action required by
Section 7.3 has been taken and completed).

         (n) Trade Names. Except as disclosed on Schedule 5.1(n), it does not use any trade name other than its actual corporate name. From and after the date that fell five (5) years before the date hereof, it has not been known by any legal name other than its corporate name as of the date hereof, nor has it been the subject of any merger or similar change in corporate structure, except as disclosed on Schedule 5.1(n).

         (o) Taxes. It has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except for immaterial amounts, unless such immaterial amounts give rise to a Lien, and except for any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

         (p) Compliance with Applicable Laws. It is in compliance, in all material respects, with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (including, without limitation, Regulation Z, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws applicable to the Receivables and related Contracts), except where such noncompliance, individually or in the aggregate, would not have a Seller Material Adverse Effect.

         (q) Reliance on Separate Legal Identity. It is aware that the Purchaser, the Liquidity Banks and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Company's identity as a legal entity separate from it and any of its other Affiliates.

                                   ARTICLE VI

                            COVENANTS OF THE SELLERS

         SECTION 6.1       AFFIRMATIVE COVENANTS.

         From the date hereof until the Final Payout Date, each Seller will, unless the Company and the Administrative Agent shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, including those with respect to the Receivables generated by it and the Contracts and other agreements related thereto, except where such noncompliance, individually or in the aggregate, would not have a Seller Material Adverse Effect.

         (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Seller Material Adverse Effect.

         (c) Receivables Review. (i) At any time and from time to time, upon not less than five (5) Business Days' notice (unless a Liquidation Event has occurred and is continuing (or the Administrative Agent believes in good faith that a Liquidation Event has occurred and is continuing), in which case no such notice shall be required) permit during regular business hours (unless a Liquidation Event has occurred and is continuing (or the Administrative Agent believes in good faith that a Liquidation Event has occurred and is continuing), in which case at any time) the Company and the Administrative Agent or their respective agents or representatives, (A) to examine, to audit and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of any Seller relating to the Receivables, including, without limitation, the Contracts, and purchase orders and other agreements related thereto, and (B) to visit such Seller's offices and properties for the purpose of examining such materials described in the foregoing clause (A) and discussing matters relating to the Receivables generated by such Seller or such Seller's performance hereunder with any of the officers or employees (with notification and coordination with the treasurer of such Seller or his designee) of such Seller having knowledge of such matters; (ii) to meet with, upon not less than five (5) Business Days' notice from the Administrative Agent and the consent (which consent shall not unreasonably be withheld) of such Seller (unless a Liquidation Event has occurred and is continuing (or the Administrative Agent believes in good faith that a Liquidation Event has occurred and is continuing) in which case no such notice or consent shall be required), the independent auditors of such Seller, to review such auditor's work papers and otherwise to review with such auditors the books and records of such Seller with respect to the Receivables and the Related Rights; and (iii) without limiting the provisions of clause (i) next above, from time to time, at such Seller's expense, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Receivables and the Related Rights; provided that, so long as no Liquidation Event has occurred and is continuing, (A) such reviews shall not be done more than two (2) times in any one calendar year and (B) such Seller shall only be responsible for the costs and expenses of one such review in any one calendar year.

         (d) Keeping of Records and Books of Account. Maintain an ability to recreate in all material respects records evidencing the Receivables generated by it in the event of the destruction of the originals thereof.

         (e) Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts and all purchase orders and other agreements related to the Receivables.

         (f) Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its records concerning or related to Receivables, at the address(es) referred to in Exhibit C or, upon 30 days' prior written notice to the Company and the Administrative Agent, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.

         (g) Credit and Collection Policies. Comply in all material respects with its Credit and Collection Policy in connection with the Receivables and all Contracts related thereto.

         (h) Separate Corporate Existence of the Company. Take such actions as shall be required in order to maintain the separate identity of the Company separate and apart from it and its other Affiliates, including those actions set forth in Section 7.4 of the Receivables Purchase Agreement.

         SECTION 6.2       REPORTING REQUIREMENTS.

         From the date hereof until the Final Payout Date, each Seller will, unless the Company and the Administrative Agent shall otherwise consent in writing, furnish to the Company and the Administrative Agent:

         (a) Proceedings. As soon as possible and in any event within ten (10) Business Days after it has knowledge thereof, written notice to the Company and the Administrative Agent of (i) all pending proceedings and investigations of the type described in Section 5.1(f) not previously disclosed to the Company and/or the Administrative Agent and (ii) all developments that have occurred with respect to any previously disclosed proceedings and investigations which could reasonably be expected to have a Seller Material Adverse Effect;

         (b) Credit and Collection Policy. Prior to its effective date, notice of any material change in the character of its business or in its Credit and Collection Policy; and

         (c) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or its performance as seller hereunder that the Company or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Company, the Purchaser, the Administrative Agent, or any other Affected Party under or as contemplated by the Transaction Documents.

         SECTION 6.3       NEGATIVE COVENANTS.

         From the date hereof until the Final Payout Date, each Seller agrees that, unless the Administrative Agent shall otherwise consent in writing, it shall not:

         (a) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivable or related Contract or other Related Right, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof.

         (b) Change in Credit and Collection Policy. Make any material change in the Credit and Collection Policy that would impair the collectibility of any significant portion of the Receivables or otherwise adversely affect the interests or remedies of the Company hereunder or the Purchaser under any Transaction Document.

         (c) Receivables Not to be Evidenced by Promissory Notes. Take any action to cause or permit any Receivable generated by it to become evidenced by any "instrument" (as defined in the applicable UCC), except in connection with the collection of overdue Receivables, provided that the original of such instrument is delivered to the Administrative Agent, duly endorsed.

                                   ARTICLE VII

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                           RESPECT OF THE RECEIVABLES

         SECTION 7.1       RIGHTS OF THE COMPANY.

         Each Seller hereby authorizes the Company and the Master Servicer or their respective designees to take any and all steps in its name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables, including, without limitation, endorsing its name on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

         SECTION 7.2       RESPONSIBILITIES OF THE SELLERS.

         Anything herein to the contrary notwithstanding:

         (a) Collection Procedures. Each Seller agrees to direct the Obligors, as promptly as practicable after a Credit Event, to make payments of Receivables directly to a Lockbox Account that is the subject of a Lockbox Agreement at a Lockbox Bank. Each Seller further agrees to transfer any Collections (including any security deposits applied to the Unpaid Balance of any Receivable) that it receives directly to the Master Servicer within two Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company; provided that, to the extent permitted pursuant to Section 3.2, such Seller may retain such Collections as a portion of the Purchase Price then payable or apply such Collections to the reduction of the outstanding balance of the related Initial Seller Note or as a dividend on or a redemption of the Company's preferred stock held by such Seller.

         (b) Performance Under Contract. Each Seller shall remain responsible for performing its obligations hereunder and under the Contracts, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Seller from such obligations.

         (c) Power of Attorney. Each Seller hereby grants to the Master Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in its name all steps reasonably necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by it or transmitted or received by the Company (whether or not from it) in connection with any Receivable.

         (d) Sellers as Servicers. The Master Servicer hereby appoints each Seller as, and each such Seller hereby agrees to act as, subservicer with respect to any Receivables for which such Seller is the originator, and, with respect thereto shall be a "Servicer" under the Receivables Purchase Agreement. Accordingly, in connection with such Receivables, each Seller hereby assumes all of the responsibilities and obligations under the Receivables Purchase Agreement of the Master Servicer with respect to the servicing of all Receivables originated by it. The Master Servicer agrees to compensate each other Seller for acting as a Servicer by payment to such Seller of its proportional share of the Servicing Fee.

         SECTION 7.3       FURTHER ACTION EVIDENCING PURCHASES.

         Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company may reasonably request in order to perfect, protect or more fully evidence the Company's ownership of the Receivables (and the Related Rights) purchased by the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company, each Seller will:

         (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

         (b) mark the summary master control data processing records with the legend set forth in Section 4.1(i).

Each Seller hereby authorizes the Company or its designee to file one or more financing or continuation statements, and amendments thereto and assignment thereof, relative to all or any of the Receivables (and the Related Rights) now existing or hereafter contributed or sold by such Seller. If any Seller fails to perform any of its agreements or obligations under this Agreement, the Company or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Company or its designee incurred in connection therewith shall be payable by such Seller as provided in Section 10.6.

         SECTION 7.4       APPLICATION OF COLLECTIONS.

         Any payment by an Obligor in respect of any indebtedness owed by it to any Seller in respect of any Contract shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied first, as a Collection of the Receivables of such Obligor sold by such Seller hereunder, in the order of the age of such Receivables, starting with the oldest of such Receivables, and second, to any other indebtedness of such Obligor.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.1       INDEMNITIES BY THE SELLERS.

         Without limiting any other rights which the Company may have hereunder or under applicable law, each Seller hereby agrees to indemnify the Company and each of its permitted assigns, officers, directors, employees and agents (each of the foregoing Persons being individually called a "Sale Indemnified Party"), on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Sale Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of the following:

         (a) the transfer by such Seller of an interest in any Receivable or Related Right to any Person other than the Company;

         (b) the breach of any representation or warranty made by such Seller under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by such Seller pursuant hereto or thereto which shall have been false or incorrect in any material respect when made or deemed made; provided, however, that in the case of any representation, warranty or information that was not made in writing, indemnification shall be available to a Sale Indemnified Party only if such representation, warranty or information was reasonably relied upon by such Sale Indemnified Party;

         (c) the failure by such Seller to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

         (d) the failure to vest and maintain vested in the Company an ownership interest in the Receivables and the Related Rights free and clear of any Lien, other than a Lien arising solely as a result of an act of the Company, the Purchaser or the Administrative Agent, whether existing at the time of the purchase of such Receivables or at any time thereafter;

         (e) the failure of such Seller to file with respect to itself, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables generated by such Seller, whether at the time of any purchase or at any subsequent time;

         (f) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable or purported Receivable generated by such Seller (including, without limitation, a defense based on such Receivables or the related Contracts not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services or merchandise related to any such Receivable or the furnishing of or failure to furnish such services or merchandise;

         (g) any product liability claim arising out of or in connection with services or merchandise that are the subject of any Receivable generated by such Seller; and

         (h) any tax or governmental fee or charge (but not including taxes upon or measured by net income or representing a franchise or unincorporated business tax on such Sale Indemnified Party), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Receivables generated by such Seller or any Related Right connected with any such Receivables;

excluding, however, (i) Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Sale Indemnified Party, and (ii) any indemnification which has the effect of recourse to such Seller for non-payment of the Receivables due to credit problems of the Obligors.

         If for any reason the indemnification provided above in this Section
8.1 is unavailable to a Sale Indemnified Party or is insufficient to hold such Sale Indemnified Party harmless, then such Seller shall contribute to the amount paid or payable by such Sale Indemnified Party to the maximum extent permitted under applicable law.

                                   ARTICLE IX

                              ADDITION OF ARMSTRONG

         SECTION 9.1       ADDITION OF ARMSTRONG.

         Subject to Section 9.2, Armstrong may become a Seller hereunder and a party hereto by submitting a request to such effect in writing to the Company and the Administrative Agent. If the Company and the Administrative Agent shall have agreed to any such request, Armstrong shall become an additional Seller hereunder and a party hereto on the Armstrong Commencement Date upon the satisfaction of the conditions set forth in Section 9.2. On the Armstrong Commencement Date, the Company shall issue an Initial Seller Note in favor of Armstrong in an initial principal amount not to exceed an amount acceptable to the Administrative Agent in consideration for the sale by Armstrong to the Company on such date of certain Receivables.

         SECTION 9.2       CONDITIONS PRECEDENT TO THE ADDITION OF ARMSTRONG.

         Armstrong shall not be added as an additional Seller pursuant to
Section 9.1 unless the conditions set forth below shall have been satisfied on or before the date designated for the addition of Armstrong (the "Armstrong Commencement Date"):

                  (a) the Company and the Administrative Agent shall have received copies of duly adopted resolutions of the Board of Directors of Armstrong, as in effect on the Armstrong Commencement Date, authorizing this Agreement, the execution of a supplement to this Agreement, substantially in the form of Exhibit D, making Armstrong a "Seller" herein and thereunder, the documents to be delivered by Armstrong hereunder and under any other Transaction Document and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of Armstrong;

                  (b) the Company and the Administrative Agent shall have received duly executed certificates of the Secretary or an Assistant Secretary of Armstrong, dated the Armstrong Commencement Date, certifying the names and true signatures of the officers and employees authorized on behalf of Armstrong to sign any instruments or documents in connection with the addition of Armstrong as a "Seller" under this Agreement or any other Transaction Document;

                  (c) a Lockbox Account with respect to the Receivables and Related Rights to be sold by Armstrong shall have been established and approval of the Administrative Agent has been obtained pursuant to
         Section 7.3(d) of the Receivables Purchase Agreement;

                  (d) the Company and the Administrative Agent shall have received acknowledgment copies (or other evidence of filing reasonably acceptable to the Administrative Agent, on the Purchaser's behalf,) of
         (i) proper financing statements (Form UCC-1), in such form as the Administrative Agent, on the Purchaser's behalf, may reasonably request, naming Armstrong as the debtor and seller of Receivables and Related Rights to be sold by Armstrong, the Company as the secured party and purchaser thereof and the Purchaser as assignee, and (ii) financing statements (Form UCC-1), in such form as the Administrative Agent, on the Purchaser's behalf, may reasonably request, naming the Company as the debtor and seller of an undivided percentage interest in the Receivables and Related Rights to be sold by Armstrong and the Purchaser as the secured party and purchaser thereof, or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, on the Purchaser's behalf, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the sale by Armstrong to the Company of, and the Purchaser's undivided percentage interest in, Receivables and Related Rights to be sold by Armstrong;

                  (e) the Company and the Administrative Agent, on the Purchaser's behalf, shall have received search reports (i) listing all effective financing statements that name Armstrong as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (d) above and in such other jurisdictions that the Administrative Agent shall reasonably request, together with copies of such financing statements (none of which (other than any of the financing statements described in subsection (d) above) shall cover any Receivables or Related Rights unless appropriate releases and/or termination statements with respect thereto are executed and delivered to the Company and the Administrative Agent), and (ii) listing all tax liens and judgment liens (if any) filed against any debtor referred to in clause (i) above in the jurisdictions described therein and showing no such Liens;

                  (f) Armstrong shall have delivered or transmitted to the Company, with respect to the Receivables originated by it, a computer tape, diskette or data transmission reasonably acceptable to the Company showing, as of a date no later than five Business Days preceding the Armstrong Commencement Date, the information required to be contained in a Purchase Report as to all Receivables to be transferred by Armstrong to the Company on the Armstrong Commencement Date;

                  (g) the Company and the Administrative Agent shall have received evidence that Armstrong has entered into (i) a Stock Purchase Agreement substantially the same as the Stock Purchase Agreement dated as of June 19, 2000 by and among the Company, Lennox and Heatcraft (the "Stock Purchase Agreement") with respect to the issuance by the Company of its preferred stock or (ii) a supplement to the Stock Purchase Agreement which would make Armstrong a party thereto as a purchaser of such preferred stock;

                  (h) Armstrong shall have delivered in form and substance satisfactory to the Administrative Agent, its credit and collection policy, and the parties to the Receivables Purchase Agreement shall have amended such Agreement to add such policy as Exhibit C-3 thereto at which time such policy will be a "Credit and Collection Policy";

                  (i) Armstrong shall have delivered its Articles or Certificate of Incorporation, duly certified by the Secretary of State of Ohio, as of a recent date acceptable to the

         Administrative Agent, together with its by-laws, duly certified by its Secretary or Assistant Secretary;

                  (j) Armstrong shall have delivered copies of good standing certificates, issued by the Secretaries of State of its state of incorporation and the state where its principal place of business is located;

                  (k) the Administrative Agent shall have obtained rating agency approval to permit Armstrong to become a Seller hereunder; and

                  (l) the Company and the Administrative Agent shall have received such other approvals, opinions or documents as the Company or the Administrative Agent, as the case may be, shall reasonably request.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1      AMENDMENTS, ETC.

         (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Seller, the Company, the Administrative Agent and the Master Servicer.

         (b) No failure or delay on the part of the Company, the Master Servicer, any Seller or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Master Servicer, or any Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or the Master Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2      NOTICES, ETC.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Schedule
10.2 of the Receivables Purchase Agreement or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

         SECTION 10.3      NO WAIVER; CUMULATIVE REMEDIES.

         The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 10.4      BINDING EFFECT; ASSIGNABILITY.

         This Agreement shall be binding upon and inure to the benefit of the Company, the Sellers and their respective successors and permitted assigns. The Sellers may not assign their respective rights hereunder or any interest herein without the prior written consent of the Company and the Administrative Agent; subject to Section 10.11, the Company may not assign its rights hereunder or any interest herein without the prior written consent of the Sellers and the Administrative Agent. The Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date after the Sale Termination Date on which the Sellers have received payment in full for all Receivables and Related Rights conveyed pursuant to Section 1.1 hereof and have paid and performed all of its obligations hereunder in full. The rights and remedies with respect to any breach of any representation and warranty made by the Sellers pursuant to
Article V and the indemnification and payment provisions of Article VIII and
Section 10.6 shall be continuing and shall survive any termination of this Agreement.

         SECTION 10.5      GOVERNING LAW.

         THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE COMPANY IN THE RECEIVABLES OR RELATED RIGHTS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 10.6      COSTS, EXPENSES AND TAXES.

         In addition to the obligations of the Sellers under Article VIII, each Seller agrees to pay on demand:

         (a) all reasonable costs and expenses, including reasonable attorneys' fees, in connection with the enforcement against such Seller of this Agreement and the other Transaction Documents executed by such Seller; and

         (b) all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 10.7      SUBMISSION TO JURISDICTION.

         EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE STATE OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY SELLER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

         SECTION 10.8      WAIVER OF JURY TRIAL.

         EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 10.9      CAPTIONS AND CROSS REFERENCES; INCORPORATION BY
                           REFERENCE.

         The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

         SECTION 10.10     EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of a signature page to this Agreement.

         SECTION 10.11     ACKNOWLEDGMENT AND AGREEMENT.

         By execution below, each Seller expressly acknowledges and agrees that all of the Company's rights, title, and interests in, to, and under this Agreement shall be assigned by the Company to the Purchaser pursuant to the Receivables Purchase Agreement (and the Purchaser may further assign such rights in accordance with the Receivables Purchase Agreement), and each Seller consents to such assignment. Each of the parties hereto acknowledges and agrees that the Administrative Agent and the Purchaser are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which each Seller is a party as seller.

         SECTION 10.12     NO PROCEEDINGS.

         Each Seller agrees that it shall not institute against the Company, or join any other Person in instituting against the Company, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) as long as there shall not have elapsed one year plus one day since the Final Payout Date. The foregoing shall not limit any Seller's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Seller.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duty authorized, as of the date first above written.

                                 LENNOX INDUSTRIES INC.


                                 By: /s/ Scott E. Messel
                                     ------------------------------------------
                                     Name:    Scott E. Messel
                                     Title:   Vice President and Treasurer


                                 HEATCRAFT INC.


                                 By: /s/ Scott E. Messel
                                     ------------------------------------------
                                     Name:    Scott E. Messel
                                     Title:   Vice President and Treasurer


                                 LPAC CORP.


                                 By: /s/ Scott E. Messel
                                     ------------------------------------------
                                     Name:    Scott E. Messel
                                     Title:   Vice President and Treasurer

                                                                      EXHIBIT A


                                 PURCHASE REPORT

                                    [SELLER]
                                   [PURCHASER]
                                  As of [DATE]


                                                                                            Cut-Off Date
Total Receivables                                                         $                 Input
Initial Contributed Receivables                                           $                 Fixed
Aggregate Unpaid Balance of Receivables                AUB                $                 Calculated
LIBOR                                                                                       Input
Turnover Days                                                                               Input
12 Month Losses                                                           $                 Input
12 Month Collections                                                      $                 Input
Purchaser's Total Investment                           PTI                                  Fixed

Cost Rate (LIBOR + 2.0%)                               CR                                   Calculated

Cost Discount (DSO/360)*CR                             CD                                   Calculated

Loss Discount (12 Month Losses/12 Month Collections)   LD                                   Calculated

Servicing Discount (1.00%)                             SD                 $

Additional Risk Discount (0.75%)                       ARD                $

Fair Market Value Discount (CD + LD + SD + ARD)        FMVD                                 Calculated

Purchase Price (AUB - (AUB*FMVD))                      PP                                   Calculated

Eligible Receivables                                                      $                 Input

Ineligible Receivables                                                    $                 Input

                                                                     EXHIBIT B


                                 PROMISSORY NOTE
                                 (NON-NEGOTIABLE
                              INITIAL SELLER NOTE)

                                                                 JUNE 19, 2000

         FOR VALUE RECEIVED, the undersigned, LPAC CORP., a Delaware corporation (the "Company"), promises to pay to [SELLER], a [________] corporation ("[SELLER]"), on the terms and subject to the conditions set forth herein and in the Purchase Agreement referred to below, the principal sum of the aggregate unpaid Purchase Price of all Receivables purchased from time to time by the Company from [SELLER] pursuant to such Purchase Agreement, as such unpaid Purchase Price is shown in the records of [SELLER].

         1. Purchase Agreement. This promissory note (this "Initial Seller Note") is one of the Initial Seller Notes described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement of even date herewith (as the same may be amended or otherwise modified from time to time, the "Purchase Agreement"), among [SELLER], certain other selling parties and the Company. Reference is hereby made to the Purchase Agreement for a statement of certain other rights and obligations of [SELLER] and the Company.

         2. Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase Agreement and in Appendix A to the Receivables Purchase Agreement dated as of even date herewith among Lennox Industries Inc., as Master Servicer, the Company, Blue Ridge Asset Funding Corporation and Wachovia Bank, N.A., as Administrative Agent (as it may be amended or otherwise modified from time to time, the "Receivables Purchase Agreement"). In addition, as used herein, the following terms have the following meanings:

Bankruptcy Proceedings:  As defined in clause (b) of paragraph 9 hereof.

Final Maturity Date: The date that is one year and one day following the Final Payout Date.

Interest Period: The period from and including a Reporting Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Reporting Date.

Senior Interest: Collectively, (i) the obligation of the Company and the Master Servicer to set aside, and to turn over, Collections and other proceeds of the Asset Interest acquired by Purchaser pursuant to the Receivables Purchase Agreement, (ii) any Indemnified Amounts and (iii) all other obligations of the Company that are due and payable to any Affected Party, together with all interest accruing on any such amounts after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Company or anyone else, to collect such interest.

Senior Interest Holders: Collectively, the Purchaser, the Administrative Agent, the other Affected Parties and the Indemnified Parties.

         3. Interest. Subject to the provisions set forth below, the Company promises to pay interest on this Initial Seller Note as follows:

         (a) Prior to the Final Payout Date, the aggregate unpaid Purchase Price from time to time outstanding during any Interest Period shall bear interest at a rate per annum equal to the LIBO Rate as in effect from time to time on the first Business Day of each Collection Period, as determined by [SELLER], plus __%; and

         (b) From (and including) the Final Payout Date to (but excluding) the date on which the entire aggregate unpaid Purchase Price is fully paid, the aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate per annum equal to the LIBO Rate as in effect from time to time on the first Business Day of each Collection Period, as determined by [SELLER], plus __%, but in no event in excess of the maximum rate permitted by law. In the event that, contrary to the intent of [SELLER] and Company, Company pays interest hereunder and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due hereunder.

         4. Interest Payment Dates. Subject to the provisions set forth below, the Company shall pay accrued interest on this Initial Seller Note on each Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Settlement Date at the time of such principal payment.

         5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year.

         6. Principal Payment Dates. Subject to the provisions set forth below, payments of the principal amount of this Initial Seller Note shall be made as follows:

         (a) The principal amount of this Initial Seller Note shall be reduced from time to time pursuant to Sections 3.2, 3.3, 3.4 and 7.2 of the Purchase Agreement;

         (b) The entire remaining unpaid balance of this Initial Seller Note shall be paid on the Final Maturity Date.

Subject to the provisions set forth below, the principal amount of and accrued and unpaid interest on this Initial Seller Note may be prepaid on any Business Day without premium or penalty.

         7. Payments. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

         8. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the provisions set forth below and to any limitation imposed by applicable law, the Company agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by [SELLER] in seeking to collect any amounts payable hereunder which are not paid when due.

         9. Provisions Regarding Restrictions on Payment. The Company covenants and agrees, and [SELLER], by its acceptance of this Initial Seller Note, likewise covenants and agrees on behalf of itself and any holder of this Initial Seller Note, that the payment of the principal amount of, and interest on, this Initial Seller Note is hereby expressly subject to certain restrictions set forth in the following clauses of this paragraph 9:

         (a) No payment or other distribution of the Company's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Initial Seller Note except to the extent such payment or other distribution is permitted under the Purchase Agreement and the Receivables Purchase Agreement;

         (b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Company, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company (such proceedings being herein collectively called "Bankruptcy Proceedings"), the Senior Interest shall first be paid and performed in full and in cash before [SELLER] shall be entitled to receive and to retain any payment or distribution in respect to this Initial Seller Note. In order to implement the foregoing, [SELLER] hereby irrevocably agrees that the Administrative Agent, in the name of [SELLER] or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and the file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of [SELLER] relating to this Initial Seller Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

         (c) In the event that the [SELLER] receives any payment or other distribution of any kind or character from the Company or from other source whatsoever, in respect of this Initial Seller Note, other than as expressly permitted by the terms of this Initial Seller Note, such payment or other distribution shall be received for the sole benefit of the Senior Interest Holders and shall be turned over by [SELLER] to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith;

         (d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Initial Seller Note, [SELLER] shall not be subrogated to the rights of the Senior Interest Holders in respect of the Senior Interests;

         (e) The provisions set forth in this Section 9 are intended solely for the purpose of defining the relative rights of [SELLER], on the one hand, and the Senior Interest Holders on the other hand;

         (f) [SELLER] shall not, until Final Payout Date, transfer, pledge or assign, or commence legal proceedings to enforce or collect this Initial Seller Note or any rights in respect hereof;

         (g) [SELLER] shall not, without the advance written consent of the Administrative Agent, commence, take any action to cause any other Person to commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Company until the Final Payout Date shall have occurred;

         (h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

         (i) [SELLER] hereby waives; (i) notice of acceptance of these provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

         (j) These provisions constitute a continuing offer from the holder of this Initial Seller Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these provisions are made for the benefit of the Senior Interest Holders, and the Administrative Agent or the Purchaser may proceed to enforce such provisions on behalf of each of such Persons.

         10. General. No failure or delay on the part of [SELLER] in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power of right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Initial Seller Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Company and [SELLER] and
(ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

         11. No Negotiation.  This Initial Seller Note is not negotiable.

         12. Governing Law. THIS PROMISSORY NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         13. Captions. Paragraph captions used in this Initial Seller Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Initial Seller Note.

                               LPAC CORP.


                               By:
                                  ---------------------------------------------
                               Name:
                                    -------------------------------------------
                               Title:
                                     ------------------------------------------

                                                                     EXHIBIT C

                     OFFICE LOCATION WHERE RECORDS ARE KEPT

SELLERS

Lennox Industries Inc.
       2100 Lake Park Blvd.
       Richardson, TX  75080-2254

       400 Norris Glen Road
       Etobicoke, ON, Canada  M9C 1H5

Heatcraft Inc.
       ADP Plant
       1995 Air Industrial Park Road
       Grenada, MS  38901

       Heat Transfer Division
       3984 Highway 51 South
       Grenada, MS  38901

       HRPD
       2175 West Park Place Blvd.
       Stone Mountain, GA  30087

       Electrical Products Division
       315 Murfreesboro Street
       Murfreesboro, TN  37127

Armstrong Air Conditioning Inc.
       421 Monroe Street
       Bellevue, OH 44811


SERVICER
Same as above

                                                              SCHEDULE 5.1 (n)
                                   TRADE NAMES

LENNOX INDUSTRIES INC.

       Aire-Flo Heating and Cooling
       Lennox Hearth Products

HEATCRAFT INC.

       ADP
       Advanced Distributor Products

ARMSTRONG AIR CONDITIONING INC.

       None

                                                                 SCHEDULE 10.2

                                NOTICE ADDRESSES

Sellers:

Lennox Industries Inc.
         Michael E. Kinney, Controller, North American Sales
         Mail:                      P. O. Box 799900
                                    Dallas, TX  75379-9900
         Physical Address:          2100 Lake Park Blvd.
                                    Richardson, TX  75080-2254

                                    400 Norris Glen Road
                                    Etobicoke, On, Canada  M9C 1H5
Heatcraft, Inc.
         Lowell Fry, Group Controller and HTD Vice President-Administration
         Mail:                      P. O. Box 948
                                    Grenada, MS  38902-0948
         Physical Address:          3984 Highway 51 South
                                    Grenada, MS  38901

Armstrong Air Conditioning Inc.
         David L. Inman, Controller
         421 Monroe Street
         Bellevue, OH 44811

Copies to:

         Carl E. Edwards, Jr.,      General Counsel
         Lennox International Inc.
         Mail:                      P. O. Box 799900
                                    Dallas, TX  75379-9900
         Physical Address:          2140 Lake Park Blvd.
                                    Richardson, TX  75080-2254


         Scott Messel, Vice President and Treasurer
         Lennox International Inc.
         Mail:                      P. O. Box 799900
                                    Dallas, TX  75379-9900
         Physical Address:          2140 Lake Park Blvd.
                                    Richardson, TX  75080-2254

                                                                   EXHIBIT A-1

                           [FORM OF LOCKBOX AGREEMENT]

                           [Letterhead of Originator]


                                          ,    , 200
                           --------------- ----     -

[LOCKBOX BANK]

Ladies and Gentlemen:

Reference is made to our Lockbox account no. _____________ maintained with you (the "Account") pursuant to a Lockbox agreement between the undersigned and you, the terms and conditions of which are incorporated herein by reference (the "Lockbox Agreement"). Pursuant to a Purchase and Sale Agreement, dated as of June 19, 2000, as amended, supplemented or otherwise modified from time to time, among the undersigned as sellers, and LPAC Corp., as purchaser, we have sold and/or may hereafter sell to LPAC Corp. certain of the accounts, chattel paper, instruments or general intangibles (collectively, "Receivables") with respect to which payments are or may hereafter be made to the Account. Pursuant to a Receivables Purchase Agreement, dated as of June 19, 2000 (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"), among LPAC Corp., as seller, Lennox Industries Inc., as Master Servicer (the "Master Servicer") (LPAC Corp. and the Master Servicer being referred to hereinafter collectively as the "Seller Parties"), Blue Ridge Asset Funding Corporation ("Blue Ridge"), as purchaser and Wachovia Bank, N.A., as administrative agent (the "Administrative Agent"), LPAC Corp. has assigned and/or may hereafter assign to Blue Ridge an undivided percentage interest in the Receivables.

For purposes of this letter agreement, Wachovia Bank, N.A. is acting as Administrative Agent for Blue Ridge. We hereby transfer exclusive ownership and control of the Account to the Administrative Agent, for the benefit of Blue Ridge, subject only to the condition subsequent that the Administrative Agent shall have given you notice of its election to assume such ownership and control, which notice shall be substantially in the form attached hereto as Annex A.

We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Administrative Agent of its assumption of control of the Account as described above, (i) to make all payments to be made by you out of or in connection with the Account directly to the Administrative Agent in accordance with the instructions of the Administrative Agent, (ii) to hold all moneys and instruments delivered to the Account or any Lockbox administered by you for the order of the Administrative Agent (for the benefit of Blue Ridge),
(iii) to refrain from initiating any transfer from the Account to any Seller Party and (iv) to change the name of the Account to "Wachovia Bank, N.A., as Administrative Agent for Blue Ridge Asset Funding

Corporation." The Administrative Agent agrees to execute your standard wire transfer documentation in effect from time to time, or other customary documentation related to wire transfers, prior to the initiation of any wire transfers.

We also hereby notify you that, at all times from and after the date of your receipt of notice from the Administrative Agent as described above, the Administrative Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account, including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Account and (b) the right to require preparation of duplicate monthly bank statements on the Account for the Administrative Agent's audit purposes and mailing of such statements directly to the Administrative Agent at an address specified by the Administrative Agent.

Notices from the Administrative Agent and other notices or communications under this letter agreement may be personally served or sent by facsimile or by certified mail, return receipt requested, or by express mail or courier, to the address or facsimile number set forth under the signature of the relevant party to this letter agreement (or to such other address or facsimile number as the relevant party shall have designated by written notice to the party giving the aforesaid notice or other communication). Notwithstanding the foregoing, any notice delivered by you may be delivered by regular mail. If notice is given by facsimile, it will be deemed to have been received when the notice is sent and receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

By executing this letter agreement, you acknowledge the existence of the Administrative Agent's right to ownership and control of the Account and its ownership (on behalf of Blue Ridge and LPAC Corp. as the parties having interests in such amounts) of the amounts from time to time on deposit therein, and agree that from the date hereof the Account shall be maintained by you for the benefit of, and amounts from time to time therein held by you for, the Administrative Agent (on behalf of Blue Ridge and LPAC Corp.) on the terms provided herein. Except as otherwise provided in this letter agreement, payments to the Account are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account shall continue to be payable by us as under the arrangements currently in effect.

By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the Account or any funds from time to time therein. Except for your right to payment of your service charges and fees and your right to make deductions for returned items, you shall have no rights in the Account or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Administrative Agent.

You may terminate this letter agreement by canceling the Account maintained with you, which cancellation and termination shall become effective only upon 90 days' prior written notice thereof from you to the Administrative Agent. Incoming mail addressed to the Account received after such cancellation shall be forwarded in accordance with the Administrative Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Administrative Agent stating that the Receivables Purchase Agreement is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Administrative Agent.

Notwithstanding any other provision of this letter agreement, it is agreed by the parties hereto that you shall not be liable to Blue Ridge or the Administrative Agent for any action taken by you or any of your directors, officers, agents or employees in accordance with this letter agreement at the request of the Administrative Agent, except for your or such person's own gross negligence or willful misconduct.

This letter agreement may be executed by the signatories hereto in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute but one and the same letter agreement. This letter agreement shall be governed by and interpreted under the laws of the State of New York.

Please acknowledge your agreement to the terms set forth in this letter agreement by signing the six copies of this letter agreement enclosed herewith in the space provided below and returning each of such signed copies to the Administrative Agent.

                                Very truly yours,

                                [Name of Originator]

                                By:
                                   -------------------------------------------
                                Name:
                                     -----------------------------------------
                                Title:
                                      ----------------------------------------

                                Address for notice:
                                P.O. Box 799900
                                Dallas, Texas 75379-9900
                                Attention:        Scott E. Messel
                                Facsimile No.:    (972) 497-6940

Accepted and confirmed as of
the date first written above:

BLUE RIDGE ASSET FUNDING CORPORATION,
as Purchaser

By:
   -------------------------------------------
Name:
     -----------------------------------------
Title:
      ----------------------------------------

Address for notice:
c/o Wachovia Bank, N.A., as Administrative Agent
100 North Main Street
Winston-Salem, North Carolina 27150
Attention:       John Dillon
Facsimile No:    (336) 732-5021


WACHOVIA BANK, N.A.,
as Administrative Agent

By:
   -------------------------------------------
Name:
     -----------------------------------------
Title:
      ----------------------------------------

Address for notice:
191 Peachtree Street, N.E., GA-423
Atlanta, Georgia 30303
Attention:  Elizabeth Wagner
Facsimile:  (404) 332-5152

Acknowledged and agreed to as of the date first written above:

LPAC CORP.

By:
   -------------------------------------------
Name:
     -----------------------------------------
Title:
      ----------------------------------------

Address for notice:
2140 Lake Park Blvd.
Richardson, Texas 75080
Attention:  Treasurer
Facsimile No:  (972) 497-6940

[LOCKBOX BANK]

By:
   -------------------------------------------
Name:
     -----------------------------------------
Title:
      ----------------------------------------

Address for notice:

--------------------------------------------

--------------------------------------------

--------------------------------------------

Attention:
          ----------------------------------
Facsimile No:
             -------------------------------

                                                                    ANNEX A to
                                                             Lockbox Agreement


              [FORM OF NOTICE OF ASSUMPTION OF CONTROL OF ACCOUNT]

                       [LETTERHEAD OF WACHOVIA BANK, N.A.]

                                              , 200
                          --------------------     -

[NAME OF LOCKBOX BANK]
[ADDRESS OF LOCKBOX BANK]

------------------------------

------------------------------

Re:      [Name of Originator]
         Lockbox Account No.

Ladies and Gentlemen:

Reference is made to the letter agreement dated __________ __, 200_ (as amended, supplemented or otherwise modified from time to time, the "Letter Agreement") among Lennox Industries Inc., LPAC Corp., Blue Ridge Asset Funding Corporation (the "Purchaser"), Wachovia Bank, N.A., as Administrative Agent for the Purchaser, and you, concerning the above-described Lockbox account (the "Account").

We hereby give you notice of our assumption of ownership and control of the Account as provided in the Letter Agreement.

We hereby instruct you to make all payments to be made by you out of or in connection with the Account [DIRECTLY TO THE UNDERSIGNED, AT [OUR ADDRESS SET FORTH ABOVE], FOR THE ACCOUNT OF [BLUE RIDGE ASSET FUNDING CORPORATION] (ACCOUNT NO._____________)].


         [OTHER INSTRUCTIONS]

                                    Very truly yours,
                                    WACHOVIA BANK N.A.,
                                    as Administrative Agent

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                                                     EXHIBIT D

                     [FORM OF ADDITIONAL SELLER SUPPLEMENT]


         SUPPLEMENT, dated as of [ ____________________ ], (the "Supplement") to the Purchase and Sale Agreement, dated as of June 19, 2000 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Sale Agreement"), among LPAC Corp. and the Sellers named therein. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Sale Agreement.


                                   WITNESSETH:

         WHEREAS, the Sale Agreement provides that Armstrong, although not originally a Seller thereunder, may become a Seller under the Sale Agreement upon the satisfaction of each of the conditions precedent set forth in Section
9.2 of the Sale Agreement and any applicable provisions of any Supplement; and

         WHEREAS, Armstrong was not an original Seller under the Sale Agreement or an original Servicer but now desires to become a Seller and a Servicer, respectively, thereunder.

         NOW, THEREFORE, the undersigned hereby agrees as follows:

         The undersigned agrees to be bound by all of the provisions of each of the Sale Agreement and the Receivables Purchase Agreement applicable to a Seller and a Servicer, respectively, thereunder and agrees that it shall, on the date this Supplement is accepted by the Company, become (a) in the case of the Sale Agreement, a Seller, and (b) in the case of the Receivables Purchase Agreement, a Servicer, for all purposes of the Sale Agreement and the Receivables Purchase Agreement, respectively, to the same extent as if originally a party thereto.

              [The remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.


                                   ARMSTRONG HEATING AND AIR CONDITIONING INC.

                                   By:
                                      -----------------------------------------
                                      Title:


Accepted as of the date
first above written:

LPAC CORP.


By:
   --------------------------------------
   Title:


Acknowledged as of the date
first above written:

WACHOVIA BANK, N.A.,
as Administrative Agent


By:
   --------------------------------------
   Title: